UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12

DREAMS, INC.
(Name of registrant as specified in its charter)

N/A
(Name of person(s) filing proxy statement, if other than the registrant)

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DREAMS, INC

SUPPLEMENTAL INFORMATION TO PROXY STATEMENT

DATED May 7, 2012

Dreams, Inc. (“Dreams”) hereby provides supplemental disclosures to its definitive proxy statement dated May 7, 2012 (the “Proxy Statement”). This supplemental information should be read in conjunction with the Proxy Statement which Dreams urges investors to read in its entirety. Terms not defined herein shall have the meaning set forth in the Proxy Statement. In providing these supplemental disclosures, Dreams does not in any way admit that such disclosures are material or are required by law.

The first paragraph of the Discounted Cash Flow Analysis discussion on page 34 in the “Opinion of Jefferies” section of the Proxy Statement is hereby supplemented to include the italicized language below:

Jefferies performed a discounted cash flow analysis to estimate the present value of the free cash flows of Dreams through the fiscal year ending December 31, 2017 using Dreams management’s financial projections, discount rates ranging from 13.8% to 14.8%, and perpetuity growth rates ranging from 3.5% to 4.5%. For purposes of this analysis, free cash flow is defined as earnings before interest and taxes, less cash taxes, plus depreciation and amortization, and less capital expenditures and changes in net working capital. In performing this analysis, Jefferies derived Dreams’ free cash flows of $12.5 million for the remaining three quarters of 2012, and ($7.5 million), ($2.3 million), $5.3 million, $9.8 million and $12.8 million for Dreams’ fiscal years ending 2013 through 2017, respectively, from Dreams management’s EBITDA forecasts of $13.5 million for the remaining three quarters of 2012, and $20.7 million, $27.9 million, $35.5 million, $42.6 million and $49.9 million for Dreams’ fiscal years ending 2013 through 2017, respectively, and the related Dreams management’s forecasts of the components of free cash flow (as defined above) for each of those periods. For this analysis, Jefferies calculated the weighted average cost of capital for Dreams as 14.3%, based upon a cost of equity of 17.3% and an after-tax cost of debt of 2.6%, and applied a range of discount rates centered around that weighted average cost of capital. To determine the implied total equity value for Dreams, Jefferies added cash and cash equivalents and subtracted the total debt and minority interest from the implied enterprise value for Dreams. After assuming the exercise of options consistent with the treasury method (based on the option schedule provided by the management of Dreams on April 10, 2012), this analysis (which did not treat stock based compensation as a cash expense) indicated a range of implied values per share of Dreams common stock of approximately $2.57 to $3.33, compared to the consideration of $3.45 per share of Dreams common stock.

The table at the end of the second full paragraph of the section entitled “PROJECTED FINANCIAL INFORMATION” starting on page 60 of the Proxy Statement is hereby supplemented to include the italicized language below:

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Projected Financial Information ($ in millions) *

Year	Revenue	EBITDA	EBIT

2012	$175.0	$13.1	$10.3
2013	$222.2	$20.7	$15.1
2014	$276.5	$27.9	$18.2
2015	$332.7	$35.5	$25.5
2016	$381.6	$42.6	$33.0
2017	$433.0	$49.9	$39.0

*	For its financial projections, Dreams assumed a combined federal and state income tax rate of 40.0%

The seventh paragraph of each of the Legal Proceedings Regarding the Merger discussions on pages 5 and 46 of the Proxy Statement are replaced with the following:

On April 27, 2012, a fourth lawsuit was filed against Dreams in the Circuit Court for the Seventeenth Judicial Circuit in and for Broward County, Florida, styled Wayne Schmertzler, Individually and on behalf of all others similarly situated, Plaintiff, v. Dreams, Inc., Ross Tannenbaum, Sam D. Battistone, Dale E. Larsson, David Malina, Steven D. Rubin, Fanatics, Inc., and Sweet Tooth Acquisition Corp., Defendants. The class action complaint filed in the Schmertzler action alleges that the individual defendants breached their fiduciary duties by (i) allegedly agreeing to sell Dreams, through a purportedly tainted process, for inadequate consideration, (ii) allegedly engineering a transaction to benefit themselves and not the shareholders, (iii) allegedly failing to disclose material information to shareholders, and (iv) allegedly failing to protect the interests of Dreams’ minority shareholders. In the complaint, the plaintiff also alleges that Fanatics and Merger Sub aided and abetted the alleged breaches of fiduciary duties by Dreams’ directors. The complaint seeks declaratory and injunctive relief, damages and attorneys’ fees and costs. Dreams has not been served with this lawsuit.

On May 28, 2012, a court hearing was held in the Rallapalle/Kaplan and Perkins actions. The Court entered an order consolidating these cases, appointing Rallapalle, Kaplan, Perkins and Matney as Co-Lead Plaintiffs, and appointing Co-Lead Counsel.

Additional Information and Where to Find It:

In connection with a proposed merger transaction and required stockholder approval, the Company filed a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DREAMS AND THE TRANSACTION. Investors and Security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Dreams with the SEC may be obtained free of charge by contacting Dreams, Inc. by mail at Dreams, Inc., 2 South University Drive, Plantation,

Florida 33324, Attn: Corporate Secretary. The Company’s filings with the SEC are also available on Dreams’ website at: www.Dreamscorp.com.

Participants in the Solicitation:

Dreams and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Dreams’ shareholders in connection with the proposed merger transaction. Information about Dreams’ directors and executive officers is set forth in Dreams, Inc.’s Proxy Statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on November 2, 2011 and its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 29, 2012. These documents are available free of charge at the SEC’s website at www.sec.gov, and from Dreams, Inc. by contacting Dreams by mail at 2 South University Drive, Plantation, Florida 33324, Attn: Corporate Secretary. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Dreams intends to file with the SEC.

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